EXHIBIT 99.1
Vital Energy Provides Details for its First-Quarter 2025 Earnings Release and Conference Call
TULSA, OK - April 2, 2025 - Vital Energy, Inc. (NYSE: VTLE) ("Vital Energy" or the "Company") will report its first-quarter 2025 financial and operating results after market close on Monday, May 12, 2025.
A conference call to discuss results is planned for 7:30 a.m. CT on Tuesday, May 13, 2025. A webcast of the call will be available on the Company’s website at www.vitalenergy.com “Investor Relations | News & Presentations | Upcoming Events.”
About Vital Energy
Vital Energy, Inc. is an independent energy company with headquarters in Tulsa, Oklahoma. Vital Energy’s business strategy is focused on the acquisition, exploration and development of oil and natural gas properties in the Permian Basin of West Texas.
Additional information about Vital Energy may be found on its website at www.vitalenergy.com.
Investor Contact:
Ron Hagood
918.858.5504
ir@vitalenergy.com